UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

___________________________

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
(Exact name of registrant as specified in its charter)

New Hampshire	001-06392	02-0181050
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Energy Park
780 North Commercial Street
Manchester, New Hampshire	03101-1134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 669-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01      Other Events.

          On September 24, 2007, Public Service Company of New Hampshire (“PSNH”) issued $70,000,000 aggregate principal amount of its 6.15% First Mortgage Bonds, Series N, due September 1, 2017 (the “Bonds”), pursuant to an Underwriting Agreement, dated September 17, 2007, between the Company and Lehman Brothers Inc. as the representative of the underwriters named therein (the “Underwriting Agreement”). The Bonds were issued under a Fifteenth Supplemental Indenture, dated as of September 1, 2007, between PSNH and U.S. Bank National Association, Trustee, supplementing the First Mortgage Indenture, dated as of August 15, 1978, between the Company and U.S. Bank National Association as Trustee, as amended and supplemented.

Item 9.01      Financial Statements and Exhibits.

          (d)       Exhibits.

Exhibit Number	Description

1	Underwriting Agreement, dated September 17, 2007, between PSNH and Lehman Brothers Inc. as the representative of the underwriters named therein.

4.1	Fifteenth Supplemental Indenture establishing the terms of the Bonds, dated as of September 1, 2007, between PSNH and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”).

4.2	Form of Series N Bond (included as Schedule A to the Supplemental Indenture filed herewith as Exhibit 4.1) .

5	Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Bonds (including consent).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
(Registrant)

September 25, 2007	By:	/S/ PATRICIA C. COSGEL
Patricia C. Cosgel
Assistant Treasurer - Finance